EXHIBIT 10.2
AMENDMENT TO CHIEF EXECUTIVE OFFICER
EMPLOYMENT AGREEMENT
     This FIRST AMENDMENT TO CHIEF EXECUTIVE OFFICER EMPLOYMENT AGREEMENT (“Amendment”), dated as of July 31, 2007, is between La Jolla Pharmaceutical Company, a Delaware corporation, with its principal place of business located at 6455 Nancy Ridge Drive, San Diego, California 92121 (the “Employer”), and Deirdre Y. Gillespie (the “Employee”).
WHEREAS, the Employee is currently employed as President and Chief Executive Officer of the Employer under a Chief Executive Officer Employment Agreement dated as of March 15, 2006 (the “Agreement”); and

WHEREAS, the Board of Directors (the “Board”) of Employer, pursuant to Board approval on July 26, 2007, has authorized an increase in the lump sum severance payment that Employee is entitled to receive upon Employer’s termination of Employee’s employment without Cause or upon Employee’s termination of employment due to a Constructive Termination, and the parties hereto consider it appropriate that the Agreement be amended to reflect such arrangements;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the Employer and the Employee agree to the following amendment to the Agreement. Capitalized terms used in this Amendment that are not otherwise defined shall have the same meanings as in the Agreement, provided that the terms “Employer” and the “Company” shall be used interchangeably in the Agreement and this Amendment.

1. Amendment. Section 5.3 (b) of the Agreement is hereby deleted in its entirety and replaced with the following:
          Severance Payment. In the event the Company terminates Executive’s employment without Cause or if Executive terminates her employment due to a Constructive Termination, and provided that Executive timely executes and delivers a Release Agreement to the Company, Executive shall be entitled to a lump sum severance payment equal to one and one-half times Executive’s then current annual base salary (the “Standard Severance Payment”).
2. No Other Amendment. Except as otherwise set forth herein, the Agreement shall not be otherwise amended and remains in full force and effect.
     IN WITNESS WHEREOF, the Employer and Employee have executed this Amendment as of the day set forth above.

LA JOLLA PHARMACEUTICAL COMPANY
By:	/s/ Craig R. Smith
Craig R. Smith
Chairman of the Board of Directors

EXECUTIVE
/s/ Deirdre Y. Gillespie
Deirdre Y. Gillespie